UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2014

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, R. G. Barry Corporation (the “Company”) entered into an Agreement and Plan of Merger, dated May 1, 2014 (the “Merger Agreement”), with MRGB Hold Co., an affiliate of Mill Road Capital, a private equity firm, and MRVK Merger Co., a wholly-owned subsidiary of MRGB Hold Co., pursuant to which MRVK Merger Co. will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). The Company has called a Special Meeting of Shareholders to be held on September 3, 2014 to consider and vote on, among other matters, the adoption of the Merger Agreement. If the shareholders of the Company adopt the Merger Agreement at the Special Meeting, the Company expects the Merger to be completed on or about September 3, 2014.

On August 14, 2014, the Company notified the NASDAQ Global Market (“NASDAQ”) of its intention to file a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”) with the Securities and Exchange Commission (the “SEC”) on August 25, 2014. The purpose of the Form 25 filing is to effect the delisting from NASDAQ of the Company’s outstanding common shares, par value $1.00 per share, and the associated Series II Junior Participating Class A Preferred Shares, par value $1.00 per share, of the Company (collectively, the “Shares”), and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assuming that the Merger Agreement is adopted by the shareholders of the Company and the Merger is completed on September 3, 2014, the Company expects that the Form 25 filing will become effective on September 4, 2014. Upon the effectiveness of the Form 25 filing, the Company also intends to file, on September 4, 2014, a Form 15 with the SEC to suspend the Company’s duty to file reports under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12 of the Exchange Act.

Concurrently with the delivery of the notification to NASDAQ, the Company issued a press release regarding its intention to voluntarily delist and deregister the Shares, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Please see the disclosure set forth under “Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing” which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 14, 2014	By:	/s/ Greg A. Tunney
Greg A. Tunney
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 14, 2014